UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2012

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania	19612-4662
(Address of principal executive offices)	(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

On November 7, 2012, William A. Wulfsohn, the President and Chief Executive Officer of Carpenter Technology Corporation (“Carpenter” or the “registrant”), adopted a prearranged trading plan (the “Plan”) to sell shares of Carpenter’s common stock. The Plan is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and Carpenter’s Insider Trading Policies and Procedures.  Rule 10b5-1(c) permits directors, officers and other stockholders who are not in possession of material non-public information to adopt a prearranged plan or contract for the purchase or sale of the registrant’s securities under specified conditions and at specified times.

Mr. Wulfsohn informed the registrant that the stock sales to be effected pursuant to the Plan are part of his personal program for tax and financial planning.  The Plan provides for the sale of up to 23,870 shares of Carpenter common stock during specified periods occurring between December 2012 and June 2013.  These Plan shares represent approximately 25% of Mr. Wulfsohn’s holdings in excess of his 5x salary holding requirement under Carpenter’s equity ownership guidelines for executives when sold in accordance with the Plan.  Any sales made pursuant to the Plan will be made based on share amounts, minimum price thresholds and other conditions specified in the Plan.

All stock sales under the Plan will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

By	/s/ James D. Dee
James D. Dee
Vice President, General Counsel and
Secretary

Date:  November 9, 2012

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